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                                                                    EXHIBIT 3.74

DEC 28 9 40 AM                                                             W1860
[ILLEGIBLE]                 ARTICLES OF ORGANIZATION
[DATE STAMP]               LIMITED LIABILITY COMPANY
[SECRETARY OF STATE]   To the Secretary of State of Idaho  [STATE OF IDAHO SEAL]
[STATE OF IDAHO]             Corporations Division
                          700 West Jefferson Room 203
                     P.O. Box 83720 - Boise, ID 83720-0080

1. The name of the limited liability company is:    SeedBiotics, L.L.C.
                                                --------------------------------

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2. The address of the initial registered office is:  818 Paynter Ave., Caldwell,
                                                    ----------------------------
                                                    (not a PO Box)
   Idaho 83650    and the name of the initial registered agent at that
   --------------
   address is:  Stuart Barclay
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   Signature of registered agent:  /s/ Stuart Barclay
                                 -----------------------------------------------
3. The latest date certain on which the limited liability company will dissolve:
   12-31-2045
   -------------------
4. Is management of the limited liability company vested in a manager or managers?
                      [X] Yes                [ ] No   (check appropriate box)

5. If management is vested in one or more manager(s), list the name(s) and address(es) of at least one initial manager. If management is vested in the members, list the name(s) and address(es) of at least one initial member.

               Name:                                   Address:
-----------------------------------       --------------------------------------
Ron Olinger, Research Seeds, Inc.         225 Florence Rd., St. Joseph, MO 64504
-----------------------------------       --------------------------------------
Joe Ford, Germain's                       4782 E. Jenson, Fresno, CA 93725
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6. Signature of at least one person listed in #5 above:

   /s/ JOE FORD
   ----------------------------------------
   /s/ RONALD J. OLINGER
   ----------------------------------------          Secretary of State use only
                                                        IDAHO SECRETARY OF STATE
   ----------------------------------------         DATE 12/20/1995  0980  25610
                                               2
   ----------------------------------------          CX #: 2246    CU67# 63556
                                                             ORGAN LLC
   ----------------------------------------             1@  100.00 = 100.0

LLC1/563          File Two Copies       Fee: $100 if typed with no attachments
                                             $120 if not typed or if attachments
                                              are included: